UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 14, 2006

Telkonet, Inc.

(Exact name of registrant as specified in its charter)

Utah	000-27305	87-0627421
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

20374 Seneca Meadows Parkway, Germantown, MD 20876

(Address of Principal Executive Officers)     (Zip Code)

Registrant's telephone number, including area code: (240) 912-1800

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        [  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        [  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        [  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        [  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF ACQUSITION OR DISPOSITION OF ASSETS.

On August 14, 2006, the Company executed separate settlement agreements with the lenders of its Convertible Senior Notes. Pursuant to the settlement agreements the Company paid to the lenders on August 15, 2006 in the aggregate $9,910,392 plus accrued but unpaid interest and certain premiums specified in the Notes in satisfaction of the amounts then outstanding under the Notes.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) No financial statements are required to be filed as part of this report.

(b) The following proforma financial statement is attached hereto as Exhibit 99.3 and incorporated herein by reference:

(i) Unaudited Pro Forma Condensed Consolidated Balance Sheet at June 30, 2006.

(c) The following exhibits are filed as part of this report:

99.1 - Settlement Agreement, dated as of August 14, 2006, by and between Telkonet, Inc and Portside Growth and Opportunity Fund.

99.2 - Settlement Agreement, dated as of August 14, 2006, by and between Telkonet, Inc and Kings Road Investments, Ltd.

99.3 - Unaudited Proforma Condensed Consolidated Balance Sheet at June 30, 2006.

99.4 - Press release dated August 16, 2006 announcing retirement of convertible securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 16, 2006

                                                               By:   /s/ Richard J. Leimbach
                            Richard J. Leimbach
                            Vice President Finance